                                                                    EXHIBIT 10.4


NEITHER THE OPTION REPRESENTED BY THIS OPTION AGREEMENT NOR THE UNITS OF COMMON MEMBERSHIP INTERESTS OF ARDENT HEALTH SERVICES LLC FOR WHICH THE OPTION REPRESENTED BY THIS OPTION AGREEMENT IS EXERCISABLE MAY BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS.

TRANSFER OF THE OPTION REPRESENTED BY THIS OPTION AGREEMENT AND THE COMMON MEMBERSHIP INTERESTS FOR WHICH SUCH OPTION IS EXERCISEABLE IS ALSO RESTRICTED BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF ARDENT HEALTH SERVICES LLC, DATED AS OF AUGUST 3, 2001 AS AMENDED AND IN EFFECT FROM TIME TO TIME.

                           ARDENT HEALTH SERVICES LLC

            Non-Qualified Common Membership Interest Option Agreement

                                                                   (Insert Date)
Employee/Optionee:                          (Insert Employee/Optionee)

Number of Units of Common
Membership Interests subject to
this Agreement (the "Agreement"):           (Insert Number of Common Units)

         Ardent Health Services LLC, a Delaware limited liability company (the "Company"), has granted to you on this date an option (the "Option") to purchase in the aggregate, on the terms and subject to the conditions set forth herein, up to (Insert Number of Common Units) units of common membership interests of the Company ("Common Units"). Common Units are subject to the terms and conditions set forth in the Limited Liability Company Agreement of Ardent Health Services LLC, dated as of August 3, 2001, as amended and in effect from time to time (the "LLC Agreement"). Common Units for which the Option represented by this Option Agreement is exercisable (as the same may be adjusted as described in Section 10 below) are herein referred to as "Option Units."

         The Option shall constitute and be treated at all times by you and the Company as an equity option, the taxation of which is intended to be subject to the principles of Treasury Regulation Section 1.83-7, and not as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the LLC Agreement and the Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan, approved April 30, 2002 (the "Plan"), unless the context otherwise requires. The terms and conditions of the Option are set out below.

         1. Date of Grant. The Option is granted to you on (insert date) (the "Grant Date").

         2. Termination of Option. Your right to exercise the Option (and to purchase the Option Units) shall expire and terminate in all events on the earlier of (i) ten years from the

Grant Date or (ii) the date provided in Section 9 below in the event you cease to be employed by any Subsidiary of the Company.

         3. Option Price. The purchase price to be paid upon the exercise of the Option will be $4.50 per Option Unit (subject to adjustment as provided in Section 10 hereof) (the "Exercise Price").

         4. Vesting Provisions. You will not be entitled to exercise the Option (and purchase any Option Units) prior to (insert beginning date). This Option will expire on (insert expiration date), unless it expires sooner pursuant to Section 8, and is exercisable with respect to the percentage of Option Units indicated as follows:


                  On and After                        Percentage of Option Units
                  ------------                        --------------------------


                  (1st anniversary of grant date 1)   25% of Option Units
                  (2nd anniversary of grant date 2)   Additional 25% of Option Units
                  (3rd anniversary of grant date 3)   Additional 25% of Option Units
                  (4th anniversary of grant date 4)   Additional 25% of Option Units



         5. Additional Provisions Relating to Vesting. (a) Once you become entitled to exercise the Option (and purchase Option Units) as provided in
Section 4, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof, unless otherwise stipulated herein. Notwithstanding anything contained herein to the contrary, no new rights to exercise the Option with respect to any Option Units shall be acquired under
Section 4 hereof after the date on which you cease to be employed on a full-time basis by the Company.

                  (b) Notwithstanding Section 4, as of the date of the consummation of an Acquisition (as hereinafter defined), the Committee, in its sole discretion, may accelerate your Option so your Option Units may be exercised in full for a limited period of time on or before a specified date (before or after such Acquisition) fixed by the Committee, after which specified date all your unexercised Option Units shall terminate.

         6. Exercise of Option. To exercise the Option, you must (i) deliver a completed copy of the Option Exercise Form (attached hereto as Exhibit
A) to the address indicated on the Form, specifying the number of Option Units being purchased as a result of such exercise, together with payment of the full option price for the Option Units being purchased, and (ii) execute and deliver to the Company a counterpart of the LLC Agreement and agree to become a Member of the Company as provided thereunder if you have not already done so. Payment of the option price must be made in cash or by check or such other consideration acceptable to the Committee in its sole discretion.

         7. Transferability of Option. You may not transfer the Option (other than by will or the laws of descent and distribution). The Option may be exercised during your lifetime only by you.




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

         8. Expiration of Option. In general, the right to purchase Option Units under this Option shall expire on the date specified in Section 4, which is ten years from the date this Option was granted. However, this Option shall expire sooner in the circumstances described in this Section.

                  (a) Termination of Employment. In the event your employment by any Subsidiary of the Company shall be terminated by such Subsidiary or shall be terminated by you for any reason whatsoever other than as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option held by you at that time may only be exercised within 90 days after the date on which you ceased to be an employee, and only to the extent that you could have otherwise exercised such Option as of the date on which you ceased to be an employee.

                  (b) Disability. In the event you shall cease to be an Employee of any Subsidiary of the Company by reason of your "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option held by you at that time may only be exercised within one year after the date on which you ceased to be an Employee, and only to the extent that you could have otherwise exercised such Option as of the date on which you ceased to be an Employee.

                  (c) Death. In the event that you shall die while an Employee of any Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than your "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Option held by you at the time of your death may only be exercised within one year after the date of your death, and only to the extent that you could have otherwise exercised such Option at the time of your death. In such event, such Option may be exercised by the executor or administrator of your estate or by any person or persons who shall have acquired the Option directly from you by bequest or inheritance.

         9.       Company's Right and Option to Repurchase Option Units.

                  (a) In the event that you cease to be employed by any Subsidiary of the Company for any reason (including, without limitation, as a result of your death, disability, incapacity, retirement, resignation or dismissal with or without cause), the Company shall have the right and option, but not the obligation, to purchase from you (or in the case of your death, your legal representative) any or all of the Option Units purchased by you (or in the case of your death, your legal representative) within the time periods specified in Section 9(e) below.

                  (b) If your employment is terminated for "cause" and the Company exercises such right and option, the Company shall pay to you as the purchase price for such Option Units (the "Purchase Price") an amount per unit equal to the lesser of the fair market value thereof as of the date you ceased to be so employed by any Subsidiary of the Company and the Exercise Price.

                  For purposes of this Agreement the term "cause" for termination shall mean: (1) "cause" as defined in any employment agreement between you and the Company or any subsidiary thereof, or (2) in the event you do not have an employment agreement with the Company:
         (i) conviction of having committed a felony, (ii) determination by the Board of Directors of the Company that you have committed acts of dishonesty or moral turpitude, (iii) failure to follow the reasonable directives of the Board of Directors of the Company, or (iv) gross negligence or willful misconduct by you in the performance of your duties of employment.

                  (c) If your employment is terminated for any other reason and the Company exercises such right and option, the Company shall pay to you as the Purchase Price, an amount per Option Unit equal to the fair market value thereof as of the Repurchase Date (as hereinafter defined).

                  (d) Fair market value of Option Units will be determined in good faith by the Board of Managers of the Company on a basis consistent with the manner of determining the fair market value of the Company's equity securities for purposes of offering of the Company's equity securities to equity investors.

                  (e) The Company may exercise the right and option described in Section 9(a) above by giving you (or in the case of your death, your legal representative) a written notice of election to purchase at any time within 60 days after the date (each such date being herein called the "Repurchase Date") (i) that your employment ceases, in the event you (A) have owned the Option Units to be repurchased hereunder for at least six months or (B) have been terminated for "cause", or (ii) that is the six month anniversary after you acquired the Option Units, in the event you have not owned the Option Units to be repurchased hereunder for at least six months as of the date your employment ceases and your employment was terminated for any reason other than "cause". The notice of election shall specify the number of Option Units to be purchased and the Purchase Price for such Option Units. In the event that you (or in the case of your death, your legal representative) exercise the Option and acquire any additional Option Units on any date after the date such notice of election is provided by the Company, then the Company may again exercise the right and option described in Section 9(a) above by giving you (or in the case of your death, your legal representative) a written notice of election to purchase at any time within 60 days after the Repurchase Date, which notice of election shall specify the number of Option Units to be purchased and the Purchase Price for such Option Units. The closing for the purchase by the Company of Option Units pursuant to the provisions of this Section 9 will take place at the offices of the Company on the date specified in the written notice of election with respect to such Option Units, which date shall be a business day not later than 30 days after the date such notice is given. At such closing, you will deliver such Option Units, duly endorsed for transfer, against payment in cash of the Purchase Price thereof.

                  (f) In the event that the Company chooses not to exercise its right and option under Section 9(a) hereof, the Option Units shall thereafter cease to be subject to the repurchase provisions of this
         Section 9.

         10. Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (a) In the event that, after the date hereof, the outstanding Option Units shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, the Committee in good faith shall, subject to the provisions of
         Section 10(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of Option Units (and the option price per Option Unit) subject to the unexercised portion of the Option (to the nearest possible full Option Unit), (ii) the number of Option Units to be acquired pursuant to an Award which has not become vested, and (iii) the number of Option Units for which the Option and/or Award may be granted under the Plan, and such adjustment shall be effective and binding for all purposes of this Agreement without the need to obtain your approval.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Option Units shall be entitled to receive stock, securities or assets with respect to or in exchange for Option Units, then, subject to the provisions of Section 10(c) below if the circumstances therein specified are applicable, you shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in the Option and in lieu of the Option Units of the Company immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding Option Units equal to the number of Option Units immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

                  (c) Notwithstanding 10(a) and 10(b) hereof, in the event of (i) any offer to holders of the Common Units generally relating to the acquisition of all or substantially all of their Common Units, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (each, an "Acquisition"), the Committee shall cancel your Option and pay or deliver, or cause to be paid or delivered, to you an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of (A) the number of Option Units that, as of the date of the consummation of such Acquisition, you had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per Common Unit paid to holders of Common Units pursuant to such Acquisition exceeds
         (2) the Exercise Price.

         11. Continuation of Employment. The Option shall not confer upon you any right to continue in the employ of any Subsidiary of the Company or limit in any respect the right of such Subsidiary to terminate your employment or other relationship with the Company of any Subsidiary thereof at any time.

         12. Status of Participant. You shall not be deemed a holder of Common Units with respect to any of the Option Units subject to this Option, except to the extent that such Option Units have been purchased and transferred to you.

         13.      Representations.

                  (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Units attributable to such Option for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor any Option Units have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) any Option Units must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Units, the exercise of the Option and purchase of Option Units, and the subsequent sale or other disposition of any Option Units. In addition, you understand that the Company or a Subsidiary thereof will be required to withhold Federal, state or local taxes (including Social Security and Medicare taxes) in respect of any compensation income realized by you as a result of the exercise of the Option, which compensation income shall generally equal the excess of the fair market value of any Option Units received upon exercise of the Option at the time of exercise over the exercise price of the Option. To the extent that the Company or any Subsidiary thereof is required to withhold any such taxes as a result of the exercise of the Option, you hereby agree that the Company or such Subsidiary may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld (which amount shall be the minimum amount required to be withheld under applicable law), or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company or any Subsidiary thereof with cash funds or make other arrangements satisfactory to the Company or such Subsidiary regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         14. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made pursuant to the Plan and Section 10 herein, and any controversy which may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

         15. LLC Agreement and Plan. This Agreement is qualified in its entirety by reference to the provisions of the LLC Agreement and the Plan, which are hereby incorporated herein by reference.

         16. Confidentiality. As partial consideration for granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         17.      General Provisions.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  (b) This Agreement, the Plan and the LLC Agreement contain the entire agreement between the Company and you relating to the Option. Except as expressly provided in this Agreement, the Plan or the LLC Agreement with respect to certain actions permitted to be taken by the Manager, Committee or the Members of the Company with respect to this Agreement and the terms of the Option Units, this Agreement may not be amended, modified, changed or waived other than by written instrument signed by the parties hereto.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                                     *******
                            [Signature Page Follows]

         Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.


                                    ARDENT HEALTH SERVICES LLC



                                    By:
                                        ----------------------------------------
                                           Name:  Stephen C. Petrovich
                                           Title: Secretary


Accepted and Agreed to As of the date first above written:


-------------------------------------
(Name of Option Grantee)

                                                                       EXHIBIT A


                           ARDENT HEALTH SERVICES LLC


                              OPTION EXERCISE FORM




         I,          , do hereby exercise the right to purchase
units of common membership interests of Ardent Health Services LLC pursuant to the non-qualified option granted to me on (insert date). Enclosed herewith is
$       , an amount equal to the total exercise price for the units of common membership interests being purchased pursuant to this Option Exercise Form.




Date:
     ------------------------



Signature:
           --------------------------------
                  (insert name of option grantee)



                  Send a completed copy of this Option Exercise Form to:

                                    ARDENT HEALTH SERVICES LLC
                                    One Burton Hills Boulevard, Suite 250
                                    Nashville, TN  37215
                                    Attention: Stephen C. Petrovich